Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-267235) and S-8 (No. 333-261725) of FREYR Battery of our report dated February 27, 2023 relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers AS
Oslo, Norway
February 27, 2023